AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 2, 2003
     ---------------------------------------------------------------------------
                               FILE NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ILLINOIS 36-2554642
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
       (Name, Complete Address and Telephone Number of Agent for Service)

                                          COPIES TO:
             CHARLES M. SMITH, ESQ.                  DANIEL J. FITZPATRICK, ESQ.
             ALLSTATE LIFE INSURANCE COMPANY         MORGAN STANLEY DW INC.
             3100 SANDERS ROAD, SUITE J5B            1585 BROADWAY
             NORTHBROOK, ILLINOIS 60062              NEW YORK, NY 10036


              Approximate date of commencement of proposed sale to the public:
              The market value adjustment interests under annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


------------------------------ ------------------ ---------------------- ----------------------- ---------------------
Title of securities to be      Amount to be       Proposed maximum       Proposed maximum        Amount of
registered                     registered         price per unit         aggregate offering      registration fee (2)
                                                                         price
------------------------------ ------------------ ---------------------- ----------------------- ---------------------
------------------------------ ------------------ ---------------------- ----------------------- ---------------------
Deferred annuity contracts     N/A                (1)                    N/A                     N/A
and participating interests
therein
------------------------------ ------------------ ---------------------- ----------------------- ---------------------



(1) The Contract does not provide for a predetermined amount or number of units.

(2) Units of interest under deferred variable annuity contracts were previously registered under Registration Statement No. 033-50884, and all unsold units are being carried forward pursuant to Rule 429 under the Securities Act.

Registrant is filing this registration statement for the purpose of giving effect to certain disclosures and related changes resulting from the merger of Northbrook Life Insurance Company ("Northbrook") into its parent company,
Allstate Life Insurance Company ("Allstate"), scheduled to occur on January 1,
2003. Following the merger, Allstate will replace Northbrook as the issuer of the Contracts described herein. This registration statement includes, among other things, a prospectus supplement, dated January 1, 2003, to the May 1, 2002 prospectus describing the Contracts, which prospectus, along with any other supplements to such prospectus, are incorporated herein by reference to SEC File
No. 033-50884.

                         Allstate Life Insurance Company

                                   Supplement
                          dated January 1, 2003 to the
                          The Custom Annuity Prospectus
                                dated May 1, 2002

This supplement amends certain information contained in the above-referenced prospectus for The Custom Annuity Contracts ("Contracts"), formerly issued by Northbrook Life Insurance Company ("Northbrook"). Please read this supplement carefully and retain it for future reference together with your prospectus. All capitalized terms have the same meaning as those included in the prospectus.

Merger of Northbrook with Allstate Life

Effective January 1, 2003, Northbrook merged with and into its parent company, Allstate Life Insurance Company ("Allstate Life"). The merger of Northbrook and Allstate Life (the "Merger") was approved by the boards of directors of Northbrook and Allstate Life. The Merger also received regulatory approval from the Departments of Insurance of the States of Arizona and Illinois, the states of domicile of Northbrook and Allstate Life, respectively.

On the date of the Merger, Allstate Life acquired from Northbrook all of Northbrook's assets, and became directly liable for Northbrook's liabilities and obligations with respect to all Contracts issued by Northbrook.

The Merger did not affect the terms of, or the rights and obligations under, your Contract, other than to reflect the change to the company that guarantees your Contract benefits from Northbrook to Allstate Life. You will receive Contract endorsements from Allstate Life that reflect the change from Northbrook to Allstate Life. The Merger also did not result in any adverse tax consequences for any Contract owners.


As a result of the Merger, your prospectus is amended as follows:

Replace all references to "Northbrook" with "Allstate Life." All references to "we," "us," or "our" shall mean "Allstate Life."

Pages 12: Under the heading "More Information," replace the section entitled "Northbrook" with the following:

Allstate Life

Allstate Life is the issuer of the Contract. Allstate Life is an Illinois stock life insurance company organized in 1957. "Allstate Financial" is the marketing name used by Allstate Life to refer to the company and its affiliates and subsidiaries.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior), Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.

Page 17: Replace the section entitled "Experts" with the following:

The consolidated financial statements and the related consolidated financial statement schedules incorporated in this prospectus by reference from the Allstate Life Insurance Company registration statement on Form 10 filed April 24, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The principal address of Deloitte & Touche LLP is 180 N. Stetson Avenue, Chicago, Illinois 60601.

With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001, June 30, 2002 and 2001, and September 30, 2002 and 2001, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Page 17: Replace the first paragraph under the section entitled "Annual Reports and Other Documents" with the following:

Allstate's Form 10 registration statement and its Form 10-Q report for the quarter ended March 31, 2002, June 30, 2002, and September 30, 2002 are incorporated herein by reference which means that they are legally a part of this prospectus.

In the fourth paragraph under "Annual Reports and Other Documents," change the Depositor's EDGAR identifying number to "CIK No. 0001078402."

THE CUSTOM ANNUITY

ALLSTATE LIFE INSURANCE COMPANY
300 N. MILWAUKEE AVENUE
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-654-2397             PROSPECTUS DATED JANUARY 1, 2003
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("Allstate Life") has issued The Custom Annuity, a group and individual flexible premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are no longer being offered for sale. If you have already purchased a Contract, however, you may continue to add to it. Each subsequent payment must be at least $1,000.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
  IMPORTANT     HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
   NOTICES      FEDERAL CRIME.

                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                3
--------------------------------------------------------------------------------
  The Contract At A Glance       4
--------------------------------------------------------------------------------
  How the Contract Works          5
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                   5
--------------------------------------------------------------------------------
  Purchases and Contract Value   6
--------------------------------------------------------------------------------
  Guarantee Periods              7
--------------------------------------------------------------------------------
  Expenses                       8
--------------------------------------------------------------------------------
  Access To Your Money           9
--------------------------------------------------------------------------------
  Income Payments                10
--------------------------------------------------------------------------------
   Death Benefits                 11
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information About:         12
--------------------------------------------------------------------------------
   Allstate Life                  12
--------------------------------------------------------------------------------
  The Contract                   12
--------------------------------------------------------------------------------
  Qualified Plans                12
--------------------------------------------------------------------------------
   Legal Matters                 12
--------------------------------------------------------------------------------
   Taxes                          13
--------------------------------------------------------------------------------
  Experts                        17
--------------------------------------------------------------------------------
  Annual Reports and Other Documents 17
--------------------------------------------------------------------------------
APPENDIX A -- MARKET VALUE ADJUSTMENT 19
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms with which you may not be familiar. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlighted text.


                                 PAGE

--------------------------------------------------------------------------------
  Accumulation Phase              5
--------------------------------------------------------------------------------
  Allstate Life ("We")           12
--------------------------------------------------------------------------------
  Annuitant                       6
--------------------------------------------------------------------------------
  Automatic Additions Program     6
--------------------------------------------------------------------------------
  Beneficiary                     6
--------------------------------------------------------------------------------
  *Contract                       5
--------------------------------------------------------------------------------
  Contract Owner ("You")          5
--------------------------------------------------------------------------------
  Contract Value                  6
--------------------------------------------------------------------------------
  Due Proof of Death             11
--------------------------------------------------------------------------------
  Free Withdrawal Amount         8
--------------------------------------------------------------------------------
  Guarantee Periods               7
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
  Income Plan                    5
--------------------------------------------------------------------------------
  Issue Date                     5
--------------------------------------------------------------------------------
  Market Value Adjustment         8
--------------------------------------------------------------------------------
  Payout Phase                   5
--------------------------------------------------------------------------------
  Payout Start Date              10
--------------------------------------------------------------------------------
  Qualified Contracts            14
--------------------------------------------------------------------------------
  SEC                            1
--------------------------------------------------------------------------------
  Settlement Value               11
--------------------------------------------------------------------------------
  Systematic Withdrawal Program   9
--------------------------------------------------------------------------------
  *In certain states the Contract is only available as a group Contract. In these states we issued you a certificate that represents your ownership and summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates unless the context requires otherwise.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       We have discontinued offering new Contracts. You can
                        add to your existing Contract as often and as much as
                        you like, but each payment must be at least $1,000. You
                        must maintain a minimum account size of $1,000.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .A withdrawal charge will apply to withdrawals made
                          from a Guarantee Period prior to its expiration.
                          Withdrawal charges will be the lesser of: (a) the amount withdrawn in excess of the Free Withdrawal
                          Amount times one half of the interest rate for the Guarantee Period; or (b) interest earned on the amount withdrawn. Certain limits may apply to reduce this charge.

                        . State premium tax (if your state imposes one).
-------------------------------------------------------------------------------
GUARANTEED INTEREST     The Contract offers fixed interest rates that we
                        guarantee for specified periods we call "GUARANTEE
                        PERIODS." To find out what the current rates are on the
                        Guarantee Periods, please call us at 1-800-654-2397.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC ADDITIONS PROGRAM;

                        . SYSTEMATIC WITHDRAWAL PROGRAM.
-------------------------------------------------------------------------------
INCOME PAYMENTS         The Contract offers three income payment plans:

                        . life income with guaranteed payments;

                        .a joint and survivor life income with guaranteed
                          payments; or

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you or the ANNUITANT dies before the PAYOUT START
                        DATE, we will pay benefits as described in the
                        Contract.
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract value
                        ("CONTRACT VALUE") at any time prior to the Payout
                        Start Date. If you withdraw Contract Value from a
                        Guarantee Period before its maturity, a withdrawal
                        charge, MARKET VALUE ADJUSTMENT, and taxes may apply.
                         Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 59 1/2, may be subject to an
                        additional 10% federal tax penalty.
-------------------------------------------------------------------------------



THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date," which is the date we apply your money to provide income payments. During the Accumulation Phase you may allocate your purchase payments to one or more Guarantee Periods that earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years by selecting one of the income payment options (we call these "INCOME PLANS") described on page 10. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.




Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "THE CONTRACT." In addition, if you die before the Payout Start Date we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contract works.


THE CONTRACT
--------------------------------------------------------------------------------

The Custom Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract cannot be jointly owned by both a non-natural person and a natural person.

You can use the Contract with or without a "qualified plan." A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 12.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person.

You initially designate an Annuitant in your application. You (or the youngest Contract Owner if there is more than one) will be the Annuitant unless a different person is named. You may not change the Annuitant. You may designate a joint Annuitant, who is a second person on whose life income payments depend.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time while the Annuitant is alive unless you have designated an irrevocable Beneficiary. We will provide a Change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a natural person, we will determine the Beneficiary from the most recent request of the Contract Owner.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive;

.. your surviving children equally, or if you have no surviving children;

.. your estate.

If more than one Beneficiary survives you (the Annuitant if the Contract Owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only aN Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign your Contract.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
We have discontinued offering new Contracts. You can add to your existing Contract, but each subsequent purchase payment must be $1,000 or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount and number of purchase payments we will accept. We reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account or your Morgan Stanley Active Assets/TM/ Account. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select a Guarantee Period. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $1,000 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required information.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation

Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.


GUARANTEE PERIODS
Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. You select the Guarantee Period for each purchase payment.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.


INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Morgan Stanley Financial Advisor or Allstate Life at 1-800-654-2397. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.


HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments from the date we receive them.

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Example
Purchase Payment.........                           $10,000
Guarantee Period.........                           5 years
Annual Interest Rate.....                             4.50%




                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045

                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000)

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82 -
$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. We will mail you a notice 21 days prior to the end of each Guarantee Period that lists your renewal and withdrawal options. During the 10-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be set at the time of renewal; or

2) Instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The interest rate for the new Guarantee Period will be our then current declared rate for that Guarantee Period; or

3) Withdraw all or a portion of your money from the expired Guarantee Period without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.

MARKET VALUE ADJUSTMENT. All withdrawals from a Guarantee Period, other than those taken within the first 10 days of a renewal of a Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment to withdrawals you make:

.. to satisfy IRS minimum distribution rules for the Contract; or

.. within the Free Withdrawal Amount, described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it. We calculate the Market Value Adjustment by comparing the interest rate for the Guarantee Period at its inception to the interest rate for a period equal to the time remaining in the Guarantee Period when you remove your money.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to the purchase payments less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from amounts you withdraw. However, each year you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "Free Withdrawal Amount" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

The withdrawal charge is equal to the lesser of:

1. one-half the annual interest rate for the Guarantee

Period multiplied by the amount withdrawn in excess of the 10% Free Withdrawal Amount; or

2. interest earned on the amount of the withdrawal.

We do not apply a withdrawal charge in the following situations:

.. on the Payout Start Date; or

.. money withdrawn within 10 days after the expiration of a Guarantee Period to which it had been allocated; or

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. upon the death of the Contract Owner or Annuitant.

 Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each Guarantee Period in the proportion that the Contract owner's value in that Guarantee Period bears to the total Contract Value.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. The minimum you may withdraw is $100. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $1,000, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

 The amount you receive may be reduced by a withdrawal charge and any applicable premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment. If you request a total withdrawal, we may require that you return your Contract to us.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract owner's bank account or Morgan Stanley Active Assets/TM/ Account. Please consult with your Morgan Stanley Financial Advisor for details.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.


RETURN OF PURCHASE PAYMENTS GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender (prior to withholding and the deduction of any applicable premium and penalty taxes) will never be less than the sum of your initial and any subsequent purchase payments, less amounts previously withdrawn. Applicable premium and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. Income plans may vary from state to state.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we will require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000, or if your initial monthly payment would be less than $20, and state law permits, we may:

.. pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


INCOME PAYMENTS
--------------------------------------------------------------------------------

We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value as of the Payout Start Date;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------

The Contract offers a death benefit prior to the Payout Start Date on the earlier of:

1. the death of any Contract Owner; or

2. the death of the Annuitant.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.

A claim for a distribution on death must include DUE PROOF OF DEATH. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. any other proof acceptable to us.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:

1. the Contract Value; and

2. the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes.

We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.


DEATH BENEFIT PAYMENTS
Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 60 days of the date of death. We reserve the right to waive or extend the 60 day limit on a non-discriminatory basis.

For Options 1 and 3, if there is no Annuitant at the time, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant.

If the new Contract Owner is a non-natural person, the new Contract Owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 60 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.

If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

If the Contract Owner chooses Options 1 or 3, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant.

The Contract Owner has 60 days from the date we receive Due Proof of Death to select an income plan without incurring a tax on the entire gain in the Contract. If the Contract Owner elects to continue the Contract they will be taxed on the entire gain in the Contract computed on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 591/2. Any amount included in the Contract Owner's gross income as a result of a Contract continuance will increase the investment in the contract for future distributions.

Options 1 and 3 are not available if the Contract Owner is a non-natural person.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 60 days of the date of death. We reserve the right to waive or extend the 60 day limit on a non-discriminatory basis.

Please refer to your Contract for more details on the above options.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Prior to January 1, 2003, Northbrook Life Insurance Company ("Northbrook") issued the Contract. Effective January 1, 2003, Northbrook merged with its parent company, Allstate Life ("Merger"). On the date of the Merger, Allstate acquired from Northbrook all of Northbrook's assets and became directly liable for Northbrook's liabilities and obligations with respect to all contracts issued by Northbrook.Allstate Life is an Illinois stock life insurance company organized in 1957. "Allstate Financial" is the marketing name used by Allstate to refer to the company and its affiliates and subsidiaries.

Allstate Life is currently licensed to operate in the District of Columbia, Puerto Rico and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our headquarters are located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior), Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Allstate Life. We may from time to time advertise these ratings in our sales literature.


THE CONTRACT
DISTRIBUTION. Morgan Stanley DW Inc., located at 1585 Broadway, New York, NY 10036, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission ("SEC") as an investment adviser.

We may pay up to a maximum sales commission of 8% on subsequent purchase payments or upon renewal of a Guarantee Period. In addition, sale of the Contract may count towards incentive program awards for the broker-dealers.

The underwriting agreement with Morgan Stanley DW Inc. provides that we will reimburse Morgan Stanley DW Inc. for any liability to Contract Owners arising out of services rendered or Contracts issued.




QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Michael
J. Velotta, General Counsel of Allstate Life.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code" or "Code").


TAXATION OF FIXED ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain Qualified Contracts; (3) Contracts purchased by employers upon the termination of certain qualified plans; (4) certain Contracts used in connection with structured settlement agreements, and (5) immediate annuity Contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
 It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

The Contract may be used with several types of qualified plans. Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from qualified contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
 The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
 If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the contract value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Prospectus by reference from the Allstate Life Insurance Company registration statement on Form 10 filed April 24, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The principal address of Deloitte & Touche LLP is 180 N. Stetson Avenue, Chicago, Illinois 60601.

With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001; June 30, 2002 and 2001; and September 30, 2002 and 2001 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002; June 30, 2002; and September 30, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.




ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE LIFE'S FORM 10 REGISTRATION STATEMENT AND ITS FORM 10-Q REPORT FOR THE QUARTERS ENDED MARCH 31, 2002, JUNE 30, 2002, AND SEPTEMBER 30, 2002 ARE INFORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT THEY ARE LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0001078402. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's
Public Reference Room, call     1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee

Ave.,Vernon Hills, Illinois 60061 (telephone: 1-800-654-2397).


ANNUAL STATEMENTS
--------------------------------------------------------------------------------

At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Financial Advisor or call our customer support unit at 1-800-654-2397.

APPENDIX A
MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I                                                     -    the effective annual interest crediting rate for that Guarantee
                                                           Period;
N                                                     -    the number of complete days from the date we receive the withdrawal request to the end of the Guarantee Period; and
J                                                     -    the current interest crediting rate offered for a Guarantee Period of length N on the date we receive the withdrawal request.

                                                           If we are not currently offering a Guarantee Period of length N, we will determine J by linear interpolation (weighted average) between the current interest rates for the next higher and lower integral years. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of 365 days duration.


The Market Value Adjustment factor is determined from the following formula:

                              .9 X (I-J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free Withdrawal Amount) from a Guarantee Period, other than amounts withdrawn from a renewal Guarantee Period during the first 10 days thereof.

                        EXAMPLES OF MARKET VALUE ADJUSTMENT
      Purchase Payment:  $10,000 allocated to a Guarantee Period
      Guarantee Period:  5 years
      Interest Rate:     4.50%
      Full Surrender:    End of Contract Year 3

         NOTE: These examples assume that premium taxes are not applicable.

                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value
at End of Contract Year 3:        $10,000.00 X(1.0450)3 = $11,411.66
Step 2. Calculate the Amount in   Preferred Withdrawal Amount (.10 X 10,000) =
excess of the Preferred           $1,000
Withdrawal Amount:                Amount in Excess: $11,411.66 - $1,000 =
                                  $10,411.66
Step 3. Calculate the Withdrawal
Charge:                           .0225 X $10,411.66 = $234.26
Step 4. Calculate the Market      I = 4.5%
Value Adjustment:                 J = 4.2%
                                  N = 730 days
                                  Market Value Adjustment Factor:
                                  .9 X (I-J) X N/365
                                  = .9 X (.045 - .042) X (730/365) = .0054
                                  Market Value Adjustment = Market Value
                                  Adjustment Factor X Amount Subject to Market
                                  Value Adjustment:
                                  = .0054 X $10,411.66 = $56.22
Step 5. Calculate the amount
received by a Contract Owner as
a result of full withdrawal at
the end of Contract Year 3:       $11,411.66 - $234.26 + $56.22 = $11,233.62


                 EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
Value at End of Contract Year    $10,000.00 X (1.045)3 = $11,411.66
3:
Step 2. Calculate the Amount in  Free Withdrawal Amount (.10 X 10,000) = $1,000
excess of the Preferred          Amount in Excess: $11,411.66 - $1,000 =
Withdrawal Amount:               $10,411.66
Step 3. Calculate the
Withdrawal Charge:               0225 X $10,411.66 = $234.26
Step 4. Calculate the Market     I = 4.5%
Value Adjustment:                J = 4.8%
                                 N = 730 days
                                 Market Value Adjustment Factor:
                                 .9 X (I-J) X N/365
                                 =.9 X (.045 - .048) X (730/365) = -.0054
                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 = -.0054 X $10,411.66 = -$56.22
Step 5. Calculate the amount
received by Contract Owners as
a result of full withdrawal at
the end of Contract Year 3:      $11,411.66 - $234.26 - $56.22 = $11,121.18

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.           Description


(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412) dated December 31, 1996.)

(2)  None

(4)(a)  Form of Flexible  Premium  Deferred  Annuity  Contract  and  Application
(Incorporated  herein  by  reference  to  Post-Effective   Amendment  No.  7  to
Registration Statement (File No. 033-50884) dated April 29, 1999).

(4)(b)  Form of  Contract  Endorsement  to  Flexible  Premium  Deferred  Annuity
Contract.

(5)  Opinion and Consent of General Counsel re: Legality.

(8)  None

(11) None

(12) None

(15) Independent Auditor's awareness letter filed herewith.

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner

(24) Powers of Attorney for Casey J. Sylla, II, Michael J. Velotta, David A. Bird, Richard I. Cohen, Margaret G. Dyer, Marla G. Friedman, Edward M. Liddy, John C. Lounds, J. Kevin McCarthy, Robert W. Pike, Samuel H. Pilch, Michael J. Roche, Steven E. Shebik, Eric A. Simonson, and Kevin R. Slawin. (Incorporated herein by reference to Allstate Life's initial Form S-3 Registration Statement (File No. 333-100068) on September 25, 2002).

(25) None

(26) None

(27) Not applicable

(99) (a)Form of Resolution of Board of Directors (Incorporated herein by reference to the Post-Effective Amendment No. 3 to Registrant's Form S-1 Registration Statement (File No. 033-84480) dated April 1, 1997.)

(99)(b) Merger Agreement and Articles of Merger Betweeen Northbrook Life Insurance Company and Allstate Life Insurance Company.


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 2nd day of January, 2003.

                   ALLSTATE LIFE INSURANCE COMPANY
                             (REGISTRANT)


                                     By:  /S/ MICHAEL J. VELOTTA
                                          --------------------------
                                          Michael J. Velotta
                                          Senior Vice President, Secretary
                                          and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 2nd day of January, 2003.


*/CASEY J. SYLLA                             Chairman of the Board,
----------------------                       President and Director
Casey J. Sylla                               (Principal Executive Officer)


/S/ MICHAEL J. VELOTTA                       Senior Vice President, Secretary,
---------------------                        General Counsel and Director
Michael J. Velotta


*/DAVID A. BIRD                               Director and Senior Vice President
------------------
David A. Bird


*/RICHARD I. COHEN                            Director
-----------------
Richard I. Cohen


*/MARGARET G. DYER                           Senior Vice President and Director
-----------------
Margaret G. Dyer


*/MARLA G. FRIEDMAN                          Senior Vice President and Director
-------------------
Marla G. Friedman


*EDWARD M. LIDDY                             Director
-----------------
Edward M. Liddy


*/JOHN C. LOUNDS                             Senior Vice President and Director
-----------------
John C. Lounds


*J. KEVIN MCCARTHY                           Senior Vice President and Director
-----------------
J. Kevin McCarthy


*ROBERT W. PIKE                              Director
------------------
Robert W. Pike


*/SAMUEL H. PILCH                            Group Vice President, Controller,
-----------------                             and Director(Principal Accounting Officer)
Samuel H. Pilch


*MICHAEL J. ROCHE                            Senior Vice President and Director
------------------
Michael J. Roche


*STEVEN E. SHEBIK                            Senior Vice President, Chief Financial Officer and Director
------------------                           (Principal Financial Officer)
Steven E. Shebik


*/ERIC A. SIMONSON                           Senior Vice President, Chief Investment Officer
------------------                           and Director
Eric A. Simonson


*/KEVIN R. SLAWIN                            Senior Vice President and Director
------------------
Kevin R. Slawin

*/THOMAS J. WILSON II                         Director
------------------
Thomas J. Wilson





*/By Michael J. Velotta, pursuant to Powers of Attorney previously filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.        Description

4(b)     Form of Contract Endorsement to Flexible Premium Deferred Annuity
         Contract
5        Opinion and Consent of General Counsel
15       Independent Auditor's Awareness Letter
23(a)    Independent Auditors' Consent
23(b)    Consent of Foley & Lardner
99 Merger Agreement and Articles of Merger Betweeen Northbrook Life Insurance Company and Allstate Life Insurance Company.